                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K/A


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                 June 14, 1996




                         Bay View Capital Corporation
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Delaware                0-17901                 94-3078031
   --------------------------------------------------------------------
   (State or other       (Commission File No.)        (IRS Employer
    jurisdiction of                                    Identification
    incorporation)                                         No.)



2121 South El Camino Real, San Mateo, California                  94403
- ------------------------------------------------------------------------------
   (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (415) 573-7300
- -------------------------------------------------------------------



                                N/A
- -------------------------------------------------------------------
   (Former name or former address, if changed since last report)

     The purpose of this amendment on Form 8-K/A to the Current Report on Form 8-K (the "8-K") of Bay View Capital Corporation (the "Company") is to provide the pro forma financial information required by Form 8-K which, at the time of the filing of the 8-K, was impracticable for the Company to have provided.

Item 2.  Acquisition or Disposition of Assets.

     On June 14, 1996, Bay View Capital Corporation (the "Company" or "Bay View"), a Delaware corporation and the holding company for Bay View Federal Bank, completed the acquisition of CTL Credit, Inc. ("CTLI"), a Delaware corporation and the holding company for California Thrift and Loan ("CTL"), a California industrial loan company. The acquisition is being accounted for using the purchase accounting method and the consolidated net income of the Company for the six months ended June 30, 1996 includes the estimated impact of the acquisition for the entire month of June 1996. The acquisition was effected through the merger of BV Sub Corp., a Delaware corporation and non-operating wholly-owned subsidiary of Bay View, with and into CTLI, with CTLI being the surviving corporation and becoming a wholly-owned subsidiary of Bay View (the "Merger"). CTLI was then liquidated, with its assets transferred to and liabilities assumed by Bay View. CTL became a stand-alone subsidiary of Bay View and a sister bank to Bay View Federal Bank. The Merger was consummated pursuant to an Agreement and Plan of Merger, dated as of February 5, 1996, by and among Bay View, BV Sub Corp., CTLI and CTL. Each holder of the common stock of CTLI, par value $.01 per share ("CTLI Common Stock") received $18.00 in cash for each share of CTLI Common Stock held. Based on the 3,457,700 outstanding shares of CTLI Common Stock, the total consideration paid by Bay View was approximately $62 million in cash. Bay View financed the acquisition of CTLI with existing cash and borrowings.



Item 7.  Financial Statements and Exhibits.

     (a)   Financial statements of businesses acquired.


           Index to Financial Statements                       Page No.
           ------------------------------------------------------------

           Audited Consolidated Financial Statements of
           CTLI and Subsidiary

           Independent Auditors' Report                         F-1

           Consolidated Balance Sheets as of
           December 31, 1995 and 1994                           F-3

           Consolidated Statements of Income for the
           years ended December 31, 1995 and 1994 and
           for the period from May 1, 1993 to
           December 31, 1993, and Combined Statements of
           Income for the period from January 1, 1993 to
           April 30, 1993                                       F-4



     Consolidated Statements of Changes in
     Stockholders' Equity for the years
     ended December 31, 1995 and 1994 and for
     the period from May 1, 1993 to
     December 31, 1993, and Combined Statements
     of Changes in Stockholders' Equity for the
     period from January 1, 1993 to April 30, 1993    F-5

     Consolidated Statements of Cash Flows for the
     years ended December 31, 1995 and 1994
     and for the period from May 1, 1993
     to December 31, 1993, and Combined
     Statements of Cash Flows for the period
     from January 1, 1993 to April 30, 1993           F-6

     Notes to Consolidated and Combined Financial
     Statements                                       F-7

     Unaudited Consolidated Financial Statements of CTLI and Subsidiary

     Consolidated Balance Sheets as of March 31,
     1996 and December 31, 1995                       F-29

     Consolidated Statements of Income for the
     Three Months Ended March 31, 1996 and 1995       F-30

     Consolidated Statements of Cash Flows for the
     Three Months Ended March 31, 1996 and 1995       F-31

     Notes to Unaudited Consolidated Financial
     Statements                                       F-32


(b)  Pro forma financial information.

          The unaudited pro forma financial information has been prepared to comply with Regulation S-X of the Securities and Exchange Commission in connection with the filing of the Form 8-K for the Company to report the completion on June 14, 1996 of Bay View's acquisition of CTLI. Pursuant to the Merger Agreement, each holder of the common stock of CTLI received $18.00 in cash for each share of CTLI common stock held. Each holder of an option to purchase shares of CTLI common stock received cash in an amount equal to the difference between $18.00 and the per share exercise price of the common stock option.

          The unaudited consolidated statements of financial condition as of June 30, 1996 were included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 (the "Company 10-Q"). The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1996 and 1995 and for the year ended December 31, 1995 are based on the historical consolidated statements of operations of the Company and CTLI giving effect to the accounting for the acquisition of CTLI using the purchase method of accounting and assumes the acquisition occurred as of January 1, 1995. The pro forma condensed combined statements of operations should be read in conjunction with the historical consolidated financial statements and the accompanying notes contained in the Company 10-Q (which includes the results of operations of CTL for June 1996 only) and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the historical consolidated financial statements and the accompanying notes contained in CTLI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. The historical consolidated statement of operations for CTLI used in the condensed combined statements of operations for the six months ended June 30, 1996 was based on the consolidated results of CTLI for the five months ended May 31, 1996.

          The pro forma adjustments are based on certain assumptions and preliminary estimates of fair value of the assets acquired and liabilities assumed. The unaudited pro forma condensed combined statements of operations and earnings per share do not include any expected cost savings or the benefits of related synergies for CTL as a result of the acquisition. The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred had the acquisition been consummated at the beginning of the periods presented, nor are they necessarily indicative of future operating results.

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (Unaudited)

                                                                                                           Pro Forma      Pro Forma
(Dollars in thousands except per share amounts)                          Company            CTLI         Adjustments      Combined
- -----------------------------------------------------------------------------------------------------------------------------------
Interest income:
 Interest on loans receivable                                         $   85,328      $   23,233          $     ---      $  108,561
 Interest on mortgage-backed securities                                   21,963             ---                ---          21,963
 Interest and dividends on investments                                     3,212             491               (755)          2,948
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                         110,503          23,724               (755)        133,472
- -----------------------------------------------------------------------------------------------------------------------------------
Interest expense:
 Interest on customer deposits                                            47,711          10,228                ---          57,939
 Interest on borrowings                                                   27,741             120                965          28,826
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                          75,452          10,348                965          86,765
- -----------------------------------------------------------------------------------------------------------------------------------

Net interest income                                                       35,051          13,376             (1,720)         46,707
Provision for losses on loans and securities                               1,418           2,430                ---           3,848
- -----------------------------------------------------------------------------------------------------------------------------------

Net interest income after  provision for losses                           33,633          10,946             (1,720)         42,859
- -----------------------------------------------------------------------------------------------------------------------------------
Noninterest income:
 Loan fees and charges                                                     2,031           1,014                ---           3,045
 Loss on sale of assets                                                     (262)            ---                ---            (262)
 Rental income from premises                                                 403             ---                ---             403
 Other income                                                              2,160             202                ---           2,362
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                           4,332           1,216                ---           5,548
- -----------------------------------------------------------------------------------------------------------------------------------
Noninterest expense:
 General and administrative expenses                                     23,043            8,406               (386)         31,063
 Real estate owned operations, net                                       (1,662)             164                ---          (1,498)
 Recovery of losses on real estate                                         (123)             ---                ---            (123)
 Writedown of fixed assets                                                  925              ---                ---             925
 Amortization and writedown of intangible assets                          1,404              ---              1,095           2,499
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                         23,587            8,570                709          32,866
- -----------------------------------------------------------------------------------------------------------------------------------

Income before income tax expense                                         14,378            3,592             (2,429)         15,541
Income tax expense                                                        6,169            1,494               (567)          7,096
- -----------------------------------------------------------------------------------------------------------------------------------

Net income                                                           $    8,209       $    2,098           $ (1,862)       $  8,445
===================================================================================================================================

Primary earnings per share                                           $     1.16                                            $   1.20
===================================================================================================================================

Average shares outstanding (including common stock
  equivalents)                                                        7,049,499                                           7,049,499
===================================================================================================================================

See accompanying Notes to Condensed Combined Financial Statements.

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                                  (Unaudited)

                                                                                                           Pro Forma      Pro Forma
(Dollars in thousands except per share amounts)                          Company            CTLI         Adjustments      Combined
- -----------------------------------------------------------------------------------------------------------------------------------
Interest income:
 Interest on loans receivable                                         $   74,806      $   27,226          $     ---      $  102,032
 Interest on mortgage-backed securities                                   29,608             ---                ---          29,608
 Interest and dividends on investments                                     3,332             589               (906)          3,015
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                         107,746          27,815               (906)        134,655
- -----------------------------------------------------------------------------------------------------------------------------------
Interest expense:
 Interest on customer deposits                                            44,366          11,917                ---          56,283
 Interest on borrowings                                                   35,384             170              1,158          36,712
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                          79,750          12,087              1,158          92,995
- -----------------------------------------------------------------------------------------------------------------------------------

Net interest income                                                       27,996          15,728             (2,064)         41,660
Provision for losses on loans and securities                               1,800           2,340                ---           4,140
- -----------------------------------------------------------------------------------------------------------------------------------

Net interest income after  provision for losses                           26,196          13,388             (2,064)         37,520
- -----------------------------------------------------------------------------------------------------------------------------------
Noninterest income:
 Loan fees and charges                                                     2,094           1,266                ---           3,360
 Loss on sale of assets                                                   (2,196)            ---                ---          (2,196)
 Rental income from premises                                                 389             ---                ---             389
 Other income                                                              2,106             200                ---           2,306
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                           2,393           1,466                ---           3,859
- -----------------------------------------------------------------------------------------------------------------------------------
Noninterest expense:
 General and administrative expenses                                     25,199           11,102               (553)         35,748
 Real estate owned operations, net                                         (610)              96                ---            (514)
 Recovery of losses on real estate                                         (236)             ---                ---            (236)
 Amortization of intangible                                               1,210              ---              1,314           2,524
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                         25,563           11,198                761          37,522
- -----------------------------------------------------------------------------------------------------------------------------------

Income before income tax expense                                          3,026            3,656             (2,825)          3,857
Income tax expense                                                        1,332            1,521               (642)          2,211
- -----------------------------------------------------------------------------------------------------------------------------------

Net income                                                           $    1,694       $    2,135           $ (2,183)       $  1,646
===================================================================================================================================

Primary earnings per share                                           $     0.23                                            $   0.23
===================================================================================================================================

Average shares outstanding (including common stock
  equivalents)                                                        7,279,837                                           7,279,837
===================================================================================================================================

See accompanying Notes to Condensed Combined Financial Statements.

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                 (Unaudited)

                                                                                                           Pro Forma      Pro Forma
(Dollars in thousands except per share amounts)                          Company            CTLI         Adjustments      Combined
- -----------------------------------------------------------------------------------------------------------------------------------
Interest income:
 Interest on loans receivable                                         $  155,853      $   55,443          $     ---      $  211,296
 Interest on mortgage-backed securities                                   54,236             ---                ---          54,236
 Interest and dividends on investments                                     6,374           1,155             (1,812)          5,717
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                         216,463          56,598             (1,812)        271,249
- -----------------------------------------------------------------------------------------------------------------------------------
Interest expense:
 Interest on customer deposits                                            93,398          24,835                ---         118,233
 Interest on borrowings                                                   67,149             235              2,316          69,700
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                         160,547          25,070              2,316         187,933
- -----------------------------------------------------------------------------------------------------------------------------------

Net interest income                                                       55,916          31,528             (4,128)         83,316
Provision for losses on loans and securities                               4,600           4,832                ---           9,432
- -----------------------------------------------------------------------------------------------------------------------------------

Net interest income after  provision for losses                           51,316          26,696             (4,128)         73,884
- -----------------------------------------------------------------------------------------------------------------------------------
Noninterest income:
 Loan fees and charges                                                     3,691           2,615                ---           6,306
 Loss on sale of assets                                                   (2,194)            ---                ---          (2,194)
 Rental income from premises                                                 781             ---                ---             781
 Other income                                                              4,180             292                ---           4,472
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                           6,458           2,907                ---           9,365
- -----------------------------------------------------------------------------------------------------------------------------------
Noninterest expense:
 General and administrative expenses                                     49,916           21,024             (1,108)         69,832
 Real estate owned operations, net                                       (1,081)             145                ---            (936)
 Recovery of losses on real estate                                          749              ---                ---             749
 Writedown of fixed assets                                                7,100              ---                ---           7,100
 Amortization and writedown of intangibles                                3,944              ---              2,628           6,572
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                         60,628           21,169              1,520          83,317
- -----------------------------------------------------------------------------------------------------------------------------------

Income (loss) before income tax expense (benefit)                        (2,854)           8,434             (5,648)            (68)
Income tax expense (benefit)                                               (708)           3,509             (1,284)          1,517
- -----------------------------------------------------------------------------------------------------------------------------------

Income (loss) before extraordinay items                                  (2,146)           4,925             (4,364)         (1,585)
Extraordinary items, net of tax                                          (2,544)             ---                ---          (2,544)
- -----------------------------------------------------------------------------------------------------------------------------------

Net income (loss)                                                    $   (4,690)      $    4,925           $ (4,364)       $ (4,129)
===================================================================================================================================

Primary earnings per share
 Income (loss) before extraordinary items                            $    (0.29)                                           $  (0.22)
 Extraordinary items                                                      (0.35)                                              (0.35)
- -----------------------------------------------------------------------------------------------------------------------------------

  Net income (loss)                                                  $    (0.64)                                          $   (0.57)
===================================================================================================================================
Average number of shares outstanding                                  7,293,492                                           7,293,492
===================================================================================================================================

See accompanying Notes to Condensed Combined Financial Statements.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 June 30, 1996

Note 1.  Pro Forma Adjustments

     The Company acquired CTLI, the holding company for CTL. CTLI was then liquidated, with its assets transferred to and liabilities assumed by the Company. CTL became a stand-alone subsidiary of the Company and a sister-bank to BVFB. The acquisition is being accounted for using the purchase accounting method. The acquisition of CTLI was financed with dollars of existing cash of $36.2 million and borrowings of $26 million from the issuance of Senior Debentures.

     The following adjustments, which exclude any expected cost savings or the benefits of related synergies including the evaluation of alternative sources of fundings for CTL, were made to the unaudited pro forma condensed combined financial statements:

(a)  Interest and dividends on investments

     This adjustment represents the opportunity cost of cash reserves of $36.2 million used to partially finance the acquisition of CTLI. These funds were assumed to be invested at overnight funds rate of 5%.

(b)  Interest on borrowings

     This adjustment represents the cost of $26 million in Senior Debentures yielding 8.42%. The all-in cost was 8.91% on an annualized basis.

(c)  General and administrative expenses

     This adjustment represents the cost savings resulting from the liquidation of CTLI. The adjustment is based on the historical general and administrative expenses of CTLI for the respective periods.

(d)  Amortization of intangibles

     The acquisition of CTL is being accounted for using the purchase accounting method. The Company has not finalized the purchase accounting valuations and expects to finalize the adjustments by the end of third quarter 1996. The acquisition cost has been pushed down to CTL and the preliminary estimate of the excess of the purchase price over the fair value of net assets acquired at June 1, 1996 of $18,417,000 was recognized as goodwill. Goodwill is amortized on a straight-line basis over a period of approximately seven years. This amortization period will be subject to review following the completion of purchase accounting valuation adjustments.

Note 2.  Earnings (Loss) per Share

     The earnings per share computation for the six months ended June 30, 1996 and 1995 was determined by dividing net income for each period by the number of common shares outstanding including common stock equivalents of the Company. The loss per share for 1995 was calculated using the weighted average number of common shares outstanding. The Company has not separately reported fully diluted earnings per share as it is not materially different from primary earnings per share.

(c)  Exhibits.

     2 Agreement and Plan of Merger, dated as of February 5, 1996, by and among Bay View, BV Sub Corp., CTLI and California Thrift & Loan (incorporated by reference to Exhibit 2(b) to CTLI's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 1996 (Commission File No. 1-470)).

     99   Press Release of Bay View, dated June 19, 1996.

[LOGO OF KPMG PEAT MARWICK LLP
 APPEARS HERE]

        725 South Figueroa Street
        Los Angeles, CA 90017



                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
CTL Credit, Inc.:

We have audited the accompanying consolidated balance sheets of CTL Credit, Inc. and subsidiary (Successor) as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, and for the period from May 1, 1993 to December 31, 1993 (Successor period), and the related combined statements of income, changes in stockholder's equity and cash flows of California Thrift & Loan and Cal Fed Credit, Inc. and subsidiary (wholly owned subsidiaries of California Federal Bank, F.S.B.) (Predecessor) for the period from January 1, 1993 to April 30, 1993 (Predecessor period). These consolidated and combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned Successor consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CTL Credit, Inc. and subsidiary as of December 31, 1995 and 1994 and the consolidated results of their operations and their cash flows for the Successor periods in conformity with generally accepted accounting principles. Further, in our opinion, the aforementioned Predecessor statements of income, changes in stockholder's equity and cash flows present fairly, in all material respects, the results of operations and cash flows for the Predecessor period in conformity with generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, effective May 1, 1993, CTL Credit, Inc. acquired all of the outstanding stock of California Thrift & Loan in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods subsequent to the acquisition is presented on a different basis of accounting than that for the periods before the acquisition and, therefore, is not comparable.


[LOGO APPEARS HERE]

As discussed in notes 1 and 4 to the consolidated financial statements, CTL Credit, Inc. changed its method of accounting for impairment of loans receivable to adopt the provisions of the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," on January 1, 1995. As discussed in notes 1 and 3 to the consolidated financial statements, CTL Credit, Inc. changed its method of accounting for investments to adopt the provisions of the FASB's SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of December 31, 1993.

                                               /s/ KPMG Peat Marwick LLP


January 19, 1996, except as to note 14 to the consolidated financial statements, which is as of February 5, 1996.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

                          Consolidated Balance Sheets

                          December 31, 1995 and 1994

               (Dollars in thousands, except per share amounts)


                     Assets                                  1995     1994
                                                           -------- --------

Cash                                                     $    4,120      908
Interest-bearing deposit at FHLB                               --      1,250
                                                           -------- --------
         Total cash and cash equivalents                      4,120    2,158
                                                           -------- --------

Securities held-to-maturity (fair value $17,795 at
  December 31, 1995 and $17,675 at December 31, 1994)        17,757   17,747
Securities available-for-sale, at fair value                     --      999
FHLB stock                                                    1,507    2,686

Receivables and contracts                                   503,270  497,115
Deductions:
  Unearned finance charges and loan fees                     28,599   35,033
  Allowance for doubtful receivables                          8,371    8,318
                                                           -------- --------

         Net receivables and contracts                      466,300  453,764
                                                           -------- --------

Accrued interest receivable                                   2,308    1,825
Goodwill                                                        353      381
Premises and equipment, net                                   4,692    4,991
Real estate owned                                             2,488      846
Other assets acquired in settlement of receivables              536      529
Other assets                                                    734      979

                                                           -------- --------
         Total assets                                    $  500,795  486,905
                                                           ======== ========


         Liabilities and Stockholders' Equity                1995     1994
                                                           -------- --------
Thrift investment certificates payable:
  Full-paid investment certificates                      $  440,516  417,546
  Installment investment certificates                         1,144    1,459
                                                           -------- --------
                                                            441,660  419,005

Short-term borrowings                                         1,500   15,200
Due to bank                                                   5,904    5,325
Accounts payable and accrued expenses                         3,843    3,620
Federal and state taxes payable                                 256    1,067
Security deposits                                               203      222
Unearned insurance commissions                                  135      166
                                                           -------- --------

         Total liabilities                                  453,501  444,605
                                                           -------- --------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value.  Authorized
    7,250,000 shares; none outstanding                           --       --
  Common stock, $.01 par value.  Authorized 12,750,000
    shares; issued and outstanding 3,456,200 shares in
    1995 and 3,450,000 shares in 1994                            35       35
  Additional paid-in capital                                 34,444   34,375
  Retained earnings                                          12,815    7,890
                                                           -------- --------

         Total stockholders' equity                          47,294   42,300
                                                           -------- --------

         Total liabilities and stockholders' equity        $500,795  486,905
                                                           ======== ========

See accompanying notes to consolidated and combined financial statements.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY
                Consolidated and Combined Statements of Income
               (Dollars in thousands, except per share amounts)

                                                                                  Successor                        Predecessor
                                                                    ----------------------------------------   --------------------
                                                                                                Period from         Period from
                                                                                                May 1, 1993       January 1, 1993
                                                                    Year ended    Year ended        to                    to
                                                                    December 31,  December 31,  December 31,          April 30,
                                                                        1995         1994          1993                 1993
                                                                   -------------  ------------  ------------   --------------------

Interest income:
    Interest, discounts and finance charges earned:
       Motor vehicle loans                                         $    30,775       26,362           15,578          13,479
       Real estate loans                                                12,620       11,577            7,615           4,436
       Commercial equipment leases                                       7,866        7,192            5,001           2,394
       Direct loans                                                      1,169        1,167              863             412
       Other installment contracts                                       3,013        2,437            1,126             415
       Automobile leases                                                    --           --                6               7
    Interest on cash equivalents                                            92           25               48              23
    Interest on investment securities                                    1,063          822              359             154
                                                                   -------------  ------------  ------------   --------------------

                Total interest income                                   56,598       49,582           30,596          21,320
                                                                   -------------  ------------  ------------   --------------------

Interest expense:
    Thrift investment certificates                                      24,835       18,730           11,138           6,966
    Notes payable to affiliate                                              --           --               --           1,274
    Short-term borrowings                                                  235          498               66              --
                                                                   -------------  ------------  ------------   --------------------

                Total interest expense                                  25,070       19,228           11,204           8,240
                                                                   -------------  ------------  ------------   --------------------

                Net interest income before provision for doubtful
                   receivables                                          31,528       30,354           19,392          13,080

Provision for doubtful receivables                                       4,832        3,725            3,727           2,451
                                                                   -------------  ------------  ------------   --------------------

                Net interest income after provision for doubtful
                   receivables                                          26,696       26,629           15,665          10,629
                                                                   -------------  ------------  ------------   --------------------

Other operating income:
    Servicing income                                                       727        1,380            1,457              --
    Delinquency charges                                                  1,035          970              707             421
    Other fees and charges                                                 622          855              602             259
    Insurance commissions                                                   61          230              388              84
    Gain on lease residuals                                                231          368              242             145
    Other income                                                           231          325              213              12
                                                                   -------------  ------------  ------------   --------------------
                                                                         2,907        4,128            3,609             921
                                                                   -------------  ------------  ------------   --------------------

Operating expenses:
    Salaries and employee benefits                                      12,172       12,229            7,613           3,931
    Office expenses                                                      1,518        1,563            1,093             524
    Occupancy                                                            1,435        1,322              883             414
    Data processing                                                      1,003        1,119              740             381
    Depreciation and amortization                                        1,002        1,021              671             337
    Travel and promotion                                                   866          998              636             238
    FDIC deposit insurance premium                                         500          902              631             296
    Tax, license and insurance                                             666          811              584             250
    Professional services                                                  606          553              313             182
    Collection expense                                                     150          150              104             168
    Net real estate owned operating costs                                  145          594              229              --
    Other                                                                1,106        1,114              642             389
                                                                   -------------  ------------  ------------   --------------------
                                                                        21,169       22,376           14,139           7,110
                                                                   -------------  ------------  ------------   --------------------

                Income before income taxes                               8,434        8,381            5,135           4,440

Income taxes                                                             3,509        3,496            2,130           1,615
                                                                   -------------  ------------  ------------   --------------------

                Net income                                         $     4,925        4,885            3,005           2,825
                                                                   =============  ============  ============   ====================

Net income per share                                               $      1.43         1.42              .87
                                                                   =============  ============  ============

Weighted average number of shares                                    3,452,483    3,450,000        3,400,000
                                                                   =============  ============  ============

See accompanying notes to consolidated and combined financial statements.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY
                 Statements of Changes in Stockholders' Equity
                            (Dollars in thousands)


                                                                              Predecessor
                                             -----------------------------------------------------------------------------
                                                                  Additional                                  Total
                                                                   paid-in            Retained             stockholder's
                                            Common stock           capital            earnings                equity
                                             -----------        --------------     --------------        -----------------
Balance, December 31, 1992                  $     4,025              7,483             21,545                 33,053

Net income for period from January 1,
    1993 to April 30, 1993                           --                 --              2,825                  2,825
                                             -----------        --------------     --------------        -----------------

Balance, April 30, 1993                     $     4,025              7,483             24,370                 35,878
                                             ===========        ==============     ==============        =================


          Consolidated Statements of Changes in Stockholders' Equity

                            (Dollars in thousands)

                                                                              Successor
                                            ------------------------------------------------------------------------------
                                                                  Additional                                  Total
                                                                   paid-in            Retained             stockholders'
                                            Common stock           capital            earnings                equity
                                            ------------        --------------     --------------        -----------------

Balance, May 1, 1993                        $        --                 --                  --                    --

Issuance of common stock                             35             34,375                  --                34,410

Net income for period from May 1, 1993
    to December 31, 1993                             --                 --               3,005                 3,005
                                             -----------        --------------     --------------        -----------------

Balance, December 31, 1993                           35             34,375               3,005                37,415

Net income, 1994                                     --                 --               4,885                 4,885
                                             -----------        --------------     --------------        -----------------

Balance, December 31, 1994                           35             34,375               7,890                42,300

Net income, 1995                                     --                 --               4,925                 4,925

Exercise of stock options                            --                 69                  --                    69
                                             -----------        --------------     --------------        -----------------

Balance, December 31, 1995                  $        35             34,444              12,815                47,294
                                             ===========        ==============     ==============        =================

See accompanying notes to consolidated and combined financial statements.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY
              Consolidated and Combined Statements of Cash Flows
                            (Dollars in thousands)


                                                                                  Successor                        Predecessor
                                                                    ----------------------------------------   --------------------
                                                                                                Period from         Period from
                                                                                                May 1, 1993       January 1, 1993
                                                                    Year ended    Year ended        to                    to
                                                                    December 31,  December 31,  December 31,          April 30,
                                                                        1995         1994          1993                 1993
                                                                   -------------  ------------  ------------   --------------------

Cash flows from operating activities:
    Net income                                                     $     4,925        4,885            3,005           2,825
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Provision for doubtful receivables                             4,832        3,725            3,727           2,451
          Depreciation and amortization                                  1,002        1,021              671             337
          Loss (gain) on sales of premises and equipment                   (21)         (13)             (17)             47
          Loss on sale of real estate owned                                 37          441                9              --
          (Increase) decrease in other assets                              313       (2,358)             776          (1,211)
          Gain on sale of receivables                                      (74)         (67)            (195)             --
          Decrease (increase) in accrued interest receivable              (483)        (258)               6              19
          Increase (decrease) in Federal and state taxes payable          (811)        (595)           4,305            (225)
          Increase (decrease) in accounts payable                          709        1,701             (483)           (167)
          Decrease in security deposits                                    (19)         (86)            (133)           (194)
          (Increase) decrease in unearned insurance commissions            (31)          16                1             (31)
                                                                   -------------  ------------  ------------   --------------------

                      Net cash provided by operating activities         10,379        8,412           11,672           3,851
                                                                   -------------  ------------  ------------   --------------------

Cash flows from investing activities:
    Purchase of California Thrift & Loan stock, net of
       cash acquired of $3,532,000                                          --           --          (27,224)             --
    Net increase in receivables and contracts                          (12,013)     (39,837)         (38,026)         (9,164)
    Purchase of receivables                                            (10,713)     (19,148)              --          (2,723)
    Proceeds from sales of receivables                                   1,512        3,571            5,017              --
    Proceeds from sales of premises and equipment                          200          138               58              51
    Proceeds from sales of real estate owned                             2,341        5,232            3,383             266
    Payments of senior liens on real estate owned                         (486)        (442)            (882)            (19)
    Net decrease (increase) in other assets acquired in
       settlement of receivables                                            (7)         122               49             603
    Purchase of securities available for sale                               --       (4,839)              --              --
    Purchase of securities held for investment                          (17,150)    (25,161)         (26,701)        (15,762)
    Proceeds from maturities of securities held-to-maturity              18,200      19,992           10,759          14,846
    Proceeds from maturities of securities available-for-sale             1,000       5,000               --              --
    Proceeds from sales of securities held-to-maturity                       --          --           14,941              --
    Proceeds from sales of securities available-for-sale                     --       3,894               --              --
    Purchases of premises and equipment                                    (904)       (980)            (769)           (473)
                                                                   -------------  ------------  ------------   --------------------

                      Net cash used in investing activities             (18,020)    (52,458)         (59,395)        (12,375)
                                                                   -------------  ------------  ------------   --------------------


Cash flows from financing activities:
    Net increase in thrift investment certificates                       22,655      28,554           10,438          18,736
    Decrease in payable to affiliate                                         --          --               --          (7,500)
    Increase (decrease) in short-term borrowings and
       cash due bank                                                    (13,121)     12,525            8,000              --
    Proceeds from sale of common stock                                       69          --           34,410              --
                                                                   -------------  ------------  ------------   --------------------

                      Net cash provided by financing activities           9,603      41,079           52,848          11,236
                                                                   -------------  ------------  ------------   --------------------

                      Increase (decrease) in cash                         1,962      (2,967)           5,125           2,712


Cash and cash equivalents at beginning of period                          2,158       5,125               --           2,505
                                                                   -------------  ------------  ------------   --------------------

Cash and cash equivalents at end of period                          $     4,120       2,158            5,125           5,217
                                                                   =============  ============  ============   ====================


See accompanying notes to consolidated and combined financial statements.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

            Notes to Consolidated and Combined Financial Statements

                          December 31, 1995 and 1994


(1)  Summary of Significant Accounting Policies

     Basis of Presentation and Description of Business

     The accompanying consolidated financial statements represent the financial position and results of operations of CTL Credit, Inc. and includes its wholly owned subsidiary, California Thrift & Loan (CalThrift and collectively, CTLI or the Company). CTLI was formed to raise capital through an initial public offering and with the proceeds to purchase all of the common stock of CalThrift from its previous parent, California Federal Bank, F.S.B. (CalFed Bank). CTLI completed its initial public offering effective April 30, 1993, selling 3,000,000 common shares at $11 per share. On June 4, 1993, an additional 450,000 common shares were sold at $11 per share. The Company used substantially all of the net proceeds of the offering to purchase and increase the capital of CalThrift, which is presently the only operating subsidiary of CTLI. The Successor financial statements reflect the consolidated operations of CTLI and CalThrift.

     Through April 30, 1993, CalThrift was a wholly owned subsidiary of XCF Acceptance Corporation, a wholly owned subsidiary of CalFed Bank. Through the same period, CalThrift managed the operations of CalFed Credit Inc.
     (CFC), a wholly owned subsidiary of CalFed Bank, and CalFed Credit of Texas Inc., a wholly owned subsidiary of CFC, which were engaged in the business of real estate lending in California and consumer financial and commercial equipment leasing outside of California. Since CTLI acquired the loan production capability of CFC along with CalThrift, the Predecessor financial statements reflect the historical combined operations of CalThrift and CFC, which is hereinafter referred to as the Predecessor Company.

     CalThrift issues interest-bearing thrift investment certificates to investors which are redeemable at maturity at the option of the investors, although a 30-day notice of withdrawal may be required. The California Industrial Loan Law contains provisions governing the amount of thrift investment certificates that may be issued, the amount of funds that may be borrowed and the types of loans that may be made. The Federal Deposit Insurance Corporation (FDIC) provides deposit insurance coverage for CalThrift.

     In addition, under a separate servicing agreement, CalThrift currently services approximately $15.9 million in automobile receivables for CFC at December 31, 1995. This serviced automobile loan portfolio is not being replaced and will run off within two years.

     All material intercompany balances and transactions have been eliminated in consolidation.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



     Nature of Operations

     The Company underwrites and purchases high-yield consumer loans (primarily motor vehicle loans), residential real estate loans and commercial equipment leases. While the Company's receivables are purchased in Arizona, California, Colorado, Illinois, Nevada, New Mexico, Oregon and Texas, underwriting is performed in its California, Illinois and Texas offices. All servicing is done in its California offices. The Company finances its portfolio of receivables and contracts primarily with FDIC-insured deposits. The Company does not offer traditional banking services such as checking accounts and ATMs.

     Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, cash and cash equivalents include cash and interest-bearing deposits with the Federal Home Loan Bank of San Francisco with a maturity at date of purchase of three months or less.

     Securities

     Securities at December 31, 1995 consist of U.S. Treasury securities. In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company classifies its securities in one of two categories: held-to-maturity or available-for-sale. Held-to-maturity securities are those in which the Company has the ability and intent to hold the security until maturity. All other securities are classified as available-for-sale. At December 31, 1995, all securities were classified as held-to-maturity.

     Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from income and are reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. The unrealized holding gains or losses included in the separate component of equity for securities transferred from available-for-sale to held-to-maturity are maintained and amortized into income over the remaining life of the security as an adjustment to the yield in a manner consistent with the amortization or accretion of premium or discount on the associated security.

     A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to income resulting in the establishment of a new cost basis for the security.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



     Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the interest method. Realized gains and losses for securities classified as available-for-sale are included in income and are derived using the specific-identification method for determining the cost of securities sold.

     Receivables and Contracts

     Receivables and contracts are generally recorded at the contractual amounts owed by the borrowers. The unearned interest on receivables and contracts is presented in the accompanying consolidated balance sheets as unearned finance charges and is amortized to interest income using the interest method over the remaining period to contractual maturity.

     The Company adopted the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure," on January 1, 1995. The adoption of SFAS No. 114 as amended by SFAS No. 118, did not have a material impact on the operations of the Company.

     For the Company, loans collectively reviewed for impairment include all motor vehicle loans, other installment contracts, direct loans, and real estate loans and equipment leases under $250,000 and $100,000, respectively. The Company's impaired loans within the scope of SFAS No. 114 include real estate loans and commercial loans over $250,000 and $100,000, respectively.

     Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the fair value of the underlying collateral for collateral dependent loans or an observable market price if available. Impairment losses are included in the allowance for loan losses through a charge to the provision for loan losses. Cash receipts on impaired loans receivable are applied to reduce the principal amount of such loans until the principal has been recovered and are recognized as interest income, thereafter. Prior periods have not been restated.

     Interest income on loans is recorded on an accrual basis in accordance with the terms of the receivables. A loan is generally placed on nonaccrual status and accrued interest is ceased when the loan becomes 90 days or more past due. The Company's nonperforming receivables consist of receivables on which the Company has ceased the accrual of interest. For motor vehicle loans, commercial equipment leases, other installment contracts and direct loans, the interest accrued but not received is reversed against income at time of charge-off, which is once the loan becomes 150 days past due. For real estate loans, interest accrued but not received is reversed against income once the Company acquires the underlying collateral in satisfaction of the receivable. Consistent with the Company's policy for loans delinquent 90 days or more, the accrual of interest is ceased on impaired loans once they become delinquent 90 days. Cash receipts on impaired loans are applied to interest income or accrued interest as received when the principal portion of the loan is deemed fully collectible by management.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

      Notes to Consolidated and Combined Financial Statements, Continued



     Allowance for Doubtful Receivables

     The allowance for doubtful receivables is maintained at an amount management deems adequate to cover estimated losses, based upon consideration of actual loss experience for loans during the past several years by loan type, delinquency statistics, and projected economic conditions and other trends. Increases to the allowance for doubtful receivables are charged to the provision for doubtful receivables. Receivables deemed by management to be uncollectible are charged to the allowance for doubtful receivables. Recoveries of receivables previously charged off are credited to the allowance for doubtful receivables.

     Real Estate Owned and Other Assets Acquired in Settlement of Receivables

     Real estate owned and other assets acquired in settlement of receivables are obtained when the assets collateralizing a receivable are foreclosed or otherwise acquired by the Company in satisfaction of the receivable. Real estate owned and other assets acquired in settlement of receivables are recorded at the fair value of the related assets. The fair value of the real estate received is based upon a current appraisal adjusted for estimated holding and selling costs. Losses resulting from periodic valuation of real estate owned are charged against operating expenses and recorded in a valuation allowance in the period in which they are identified. Net cash payments are expensed as incurred. The fair value of the other assets received (primarily repossessed automobiles) is based upon an in-house appraisal adjusted for estimated selling costs.

     Insurance Commissions

     The Company receives commissions for placing insurance for customers. The commissions generally relate to life, accident and health, property, collision and comprehensive insurance. Commissions are recorded as deferred income when policies are written and amortized to income over the life of the policy.

     Depreciation and Amortization

     Depreciation of furniture, fixtures and vehicles is provided for by use of the straight-line method over the estimated useful lives of individual assets, which range from 4 to 10 years. Leasehold improvements are amortized over the terms of the related leases or the estimated useful lives of improvements, whichever is less. Buildings are amortized over 50 years using the straight-line method.

     Income Taxes

     Income taxes are recorded in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

      Notes to Consolidated and Combined Financial Statements, Continued



     Postretirement Benefit Plans

     The Company provides limited postretirement medical benefits for two retired employees. Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," which established new accounting principles for the cost of retiree health care and other postretirement benefits. Prior to 1993, the Company recognized these benefits on the pay-as-you-go method (i.e., cash basis). As discussed in note 9, the cumulative effect of the change in method of accounting for postretirement benefits is immaterial.

     Supplemental Cash Flow Information

     Supplemental disclosure of cash flow information is as follows (in thousands):

                                            Successor               Predecessor
                             -------------------------------------- -----------
                                                           Period      Period
                                                            from        from
                                                            May 1,   January 1,
                              Year ended    Year ended     1993 to     1993 to
                              December 31,  December 31, December 31, April 30,
                                 1995           1994        1993        1993
                             ------------- ------------- ---------- -----------
Cash paid (received)
 during the period for:
   Interest                       $25,934       18,468      11,660       8,022
   Income taxes                     4,320        4,091         525       2,052
   Settlement of income taxes
     with former parent                --           --      (2,644)         --
                             ============= ============= ========== ===========

Noncash investing activity:
 Transfer of securities
   from the investment
   portfolio to the
   available-for-sale
   portfolio                 $         --           --       4,939          --
 Real estate loans
   transferred to real
   estate owned                     4,517        4,483       3,255         870
 Senior liens assumed                 621          603         794         366
                             ============= ============= ========== ===========

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



     Fair Value of Financial Instruments

     Financial instruments are defined under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," as cash, evidence of an ownership in an equity, or a contract that conveys or imposes on an entity the contractual right or obligation to either receive or deliver cash or another financial instrument. A significant portion of the Company's assets and liabilities are financial instruments as defined under SFAS No. 107.

     The following summary presents a description of the methodologies and assumptions used to estimate the fair value of the Company's financial instruments. Much of the information used to determine fair value is highly subjective. When applicable, readily available market information has been utilized. However, for a significant portion of the Company's financial instruments, active markets do not exist. Therefore, considerable judgments were required in estimating fair value for certain items. The subjective factors include, among other things, the estimated timing and amount of cash flows, risk characteristics, credit quality and interest rates, all of which are subject to change. Since the fair value is estimated as of December 31, 1995 and 1994, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

     The estimated fair values of the Company's financial instruments at December 31, 1995 and 1994 are as follows (dollars in thousands):

                                     December 31, 1995       December 31, 1994
                                  ----------------------  ----------------------
                                  Book value  Fair value  Book value  Fair value
                                  ----------  ----------  ----------  ----------
Assets:
  Cash and cash equivalents         $  4,120       4,120       2,158       2,158
  Securities held-to-maturity         17,757      17,795      17,747      17,675
  Securities available-for-sale           --          --         999         999
  Receivables and contracts          466,300     478,664     453,764     458,149

Liabilities:
  Thrift investment certificates     441,660     444,525     419,005     412,481
  Short-term borrowings                1,500       1,500      15,200      15,200
  Due to bank                          5,904       5,904       5,325       5,325
                                  ==========  ==========  ==========  ==========

     Receivables and contracts are net of unearned charges and loan fees.

           Cash and Cash Equivalents

     The book value of cash and cash equivalents approximates the fair value of such assets because of the short maturity of such investments.

           Securities

     The Company has utilized market quotes for similar or identical securities in an actively traded market.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



           Receivables and Contracts

     The fair value of receivables and contracts was determined by a discounted cash flow analysis based on a combination of the Company's current lending rates and discount rates that management believes would have been obtained had management elected to sell the entire loan portfolio on December 31, 1995 and 1994 for performing loans and rates adjusted for management's assessment of credit risk for nonperforming loans over the effective remaining maturity of the loans.

           Thrift Investment Certificates

     The fair value of thrift investment certificates was determined as follows:
     (i) for passbook accounts, money market accounts and other deposits immediately withdrawable, fair value was determined to approximate the amount payable on demand and (ii) for fixed maturity deposits, the fair value was estimated by discounting expected cash flows by the current offering rates of term deposits with similar maturities. In accordance with SFAS No. 107, no par value has been assigned to the Company's long-term relationships with its deposit customers (core deposit intangible) since it is not a financial instrument as defined under SFAS No. 107.

           Short-Term Borrowings

     As the Company's short-term borrowings bear interest at a variable rate and/or mature within approximately six months, the fair value was determined to approximate the book value.

           Due to Bank

     The book value of cash due to bank approximates the fair value given the short maturity of the liability.

            Net Income per Share Information

     The weighted average number of shares is based on 3,400,000 common shares outstanding at May 1, 1993 plus the weighted average increases in common shares outstanding for the respective periods, taking into consideration any dilutive effect of common stock equivalents.

(2)  Acquisition of California Thrift & Loan

     On April 30, 1993, all of the issued and outstanding stock of CalThrift, a wholly owned subsidiary of CalFed Bank, was acquired by CTLI for a cash purchase price of approximately $30,756,000.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



     The purchase was accounted for under the purchase method of accounting, and accordingly, all assets and liabilities were adjusted to and recorded at their estimated fair values as of the date of acquisition. Summarized below are the amounts of the unamortized premiums or discounts at December 31, 1995 (dollars in thousands):

                                                                   Remaining
                                                                  premiums or
                                                                   discounts
                                                                  -----------
           Assets:
             Receivables and contracts, net of allowance          $      796
             Other assets                                                 24
                                                                   ----------

                   Total assets                                   $      820
                                                                   ==========

           Liabilities - thrift investment certificates payable   $      938
                                                                   ----------

                   Total liabilities                              $      938
                                                                   ==========

     The net premiums on loans and thrift investment certificates are being amortized using the interest method over the estimated lives of the portfolios. The premium in other assets represents purchased servicing rights on the CFC automobile receivables and is being amortized over the expected repayment patterns of the underlying receivables. For the years ended December 31, 1995 and 1994, and the period from May 1, 1993 to December 31, 1993, net amortization of the premiums and discounts was $37,000, $45,000 and $36,000, respectively. The excess purchase price over the fair value of net assets acquired is being amortized using the straight-line method over 15 years. For the years ended
     December 31, 1995 and 1994, and the period from May 1, 1993 to
     December 31, 1993, $28,000, $29,000, and $18,000, respectively, were amortized.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued


(3)  Securities

     As discussed in note 1, the Company records investment securities in accordance with Statement 115. The Company's securities consist of U.S. Treasury bills due within one year or less with the amortized cost, gross unrealized gains, gross unrealized losses and fair value for held-to-maturity and available-for-sale securities at December 31, 1995 and 1994 as follows (dollars in thousands):

                                               Gross         Gross
                               Amortized     unrealized    unrealized    Fair
     December 31, 1995           cost          gains         losses      value
- --------------------------    -----------   ------------  ------------  -------
Held-to-maturity - U.S.
 Treasury bills              $    17,757            38            --    17,795
                              ===========   ============  ============  ======
     December 31, 1994
- --------------------------

Held-to-maturity - U.S.
 Treasury bills              $    17,747            --            72    17,675
Available-for-sale - U.S.
 Treasury bills                      999            --            --       999
                              ===========   ============  ============  ======

     Gross realized gains and losses on securities available-for-sale for the years ended December 31, 1995 and 1994, and the period from May 1, 1993 to December 31, 1993 were $0 and $0, $0 and $27,000, and $1,000 and $1,000, respectively. There were no gross realized gains or losses for the period from January 1, 1993 to April 30, 1993.

(4)  Receivables, Contracts and Allowance for Doubtful Receivables

     Receivables and contracts, net of unearned finance charges and loan fees, are comprised of the following as of December 31 (dollars in thousands):

                                                 1995             1994
                                             --------------  --------------
     Motor vehicle loans                    $     266,106        261,325
     Real estate loans                            110,566        109,474
     Commercial equipment leases                   70,233         62,921
     Other installment contracts                   19,608         20,627
     Direct loans                                   8,158          7,735
                                             --------------  --------------
                                                  474,671        462,082
     Allowance for doubtful receivables             8,371          8,318
                                             --------------  --------------

                                            $     466,300        453,764
                                             ==============  ==============

     A substantial portion of the Company's lending activity is with borrowers located in the state of California. In addition, the Company currently finances motor vehicle loans primarily for new and used automobiles sold by new car dealerships in the states of Arizona, California,

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued


     Colorado, Illinois, New Mexico, Nevada, Oregon and Texas. The motor vehicle loans made by the Company range from 36 to 84 months. Included in other installment contracts are contracts for larger consumer items such as organs, jacuzzis, pianos, spas and other home enhancements with terms of up to 84 months. The Company's direct loans include loans secured by personal property and unsecured loans.

     The Company offers a fixed rate, term loan and home equity line of credit secured by real estate located in California. The majority of these loans are secured by first and second trust deeds on residential real estate. The Company has purchased a portion of its real estate loan portfolio from mortgage bankers, loan brokers and personal property brokers.

     The Company primarily purchases from brokers and lessors, two commercial equipment leasing products including a "full payout lease" where the lessee can buy the asset for $1 at the end of the lease and a "10% put lease" where the lessee at the Company's option must purchase the equipment for 10% of its original cost at the end of the lease period.

     Receivables past due 90 days or more and on nonaccrual totaled approximately $3,027,000 and $3,189,000 at December 31, 1995 and 1994,
     respectively. The amounts of contractual interest, interest recognized and interest foregone are as follows (dollars in thousands):

                                          Successor               Predecessor
                           -------------------------------------- -----------
                                                        Period       Period
                                                         from         from
                                                        May 1,      January 1
                            Year ended    Year ended    1993 to      1993 to
                           December 31,  December 31, December 31,   April 30,
                               1995          1994        1993         1993
                           ------------   ---------- ------------   ---------
Contractual interest      $       245           167         295          183
Interest recognized              (122)         (104)       (182)         (61)
                           ------------   ---------- ------------   ---------

    Interest  foregone    $       123            63         113          122
                           ============   ========== ============   =========

     The Company adopted the provisions of SFAS No. 114, as amended by SFAS No. 118, effective January 1, 1995. Prior periods have not been restated. All commercial equipment leases and real estate loans in excess of $100,000 and $250,000, respectively, have been evaluated for collectibility under the provisions of these statements. Commercial equipment leases and real estate loans of less than $100,000 and $250,000, respectively, are considered to be a homogeneous population and, along with consumer loans, are evaluated in the aggregate.

     The recorded investment in individually evaluated loans receivable for which an impairment has been recognized and the related allowance for losses at December 31, 1995 was $406,000 and $50,000, respectively. There was no recorded investment in loans receivable for which an impairment has been recognized and for which no specific allowance has been recorded at December 31, 1995. The average recorded investment in individually evaluated impaired loans receivable during 1995 was $356,000. Interest income recognized on impaired loans receivable during 1995 was $47,000. While all nonaccrual loans are considered impaired, $2,621,000 represent loans which have been collectively evaluated for impairment at December 31, 1995.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



     On December 31, 1990, the Company sold equipment lease receivables for $6,228,000 to an outside party resulting in a gain of approximately $66,000. In January 1993, the Company exercised an option to repurchase approximately $2,600,000 of receivables for $2,723,000. The premium is being amortized over the remaining life of the receivables.

     During 1994, the Company purchased California real estate-secured loans for a purchase price in the sum of principal of $18,742,000 and a premium of $406,000. The seller retained the servicing rights to the loans. During 1995, the Company purchased California real estate-secured loans for a purchase price in the sum of principal of $10,713,000 and a premium of $304,000. The seller retained the servicing rights to the loans. The premiums are being amortized over the remaining lives of the loans using the interest method.

     Transactions in the allowance for doubtful receivables were as follows (dollars in thousands):

                                          Successor               Predecessor
                           -------------------------------------- -----------
                                                        Period       Period
                                                         from         from
                                                        May 1,      January 1
                            Year ended    Year ended    1993 to      1993 to
                           December 31,  December 31, December 31,   April 30,
                               1995          1994        1993         1993
                           ------------   ---------- ------------   ---------
Balance, beginning of
 period                   $       8,318       7,938       7,783        10,270
Provision for doubtful
 receivables                      4,832       3,725       3,727         2,451

Receivables charged off          (6,027)     (4,681)     (4,376)       (3,606)
Recoveries on accounts
 charged off                      1,248       1,336         804           518
                           ------------   ---------- ------------   ---------

     Net charge-offs             (4,779)     (3,345)     (3,572)       (3,088)
                           ------------   ---------- ------------   ---------

Balance, end of period    $       8,371       8,318       7,938         9,633
                           ============   ========== ============   =========


(5)  Premises, Equipment and Leasehold Improvements

     Premises, equipment and leasehold improvements and the related accumulated depreciation and amortization are summarized as follows (dollars in thousands):

                                                    December 31
                                           ----------------------------
                                              1995              1994
                                           ----------        ----------
     Furniture, fixtures and equipment    $    2,547             2,643
     Building                                  2,188             2,188
     Leasehold improvements                      770               760
     Land                                        390               390
                                           ----------        ----------
                                               5,895             5,981
     Less accumulated depreciation
      and amortization                         1,203               990
                                           ----------        ----------
                                          $    4,692             4,991
                                           ==========        ==========

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



     Total depreciation and amortization expense during the years ended December 31, 1995 and 1994, the period from May 1, 1993 to December 31, 1993, and the period from January 1, 1993 to April 30, 1993 were $974,000, $992,000, $653,000 and $337,000, respectively.

(6)  Thrift Investment Certificates Payable

     The Company obtains thrift investment certificates (deposits) primarily through a network of branches located in California. Deposits obtained by the Company are insured by the Bank Insurance Fund (BIF) of the FDIC up to a maximum of $100,000 for each depositor.

     Non-California deposits and brokered deposits are accepted at the Santa Barbara branch.

     A summary of deposit balances and weighted average rates at the dates indicated follows (dollars in thousands):

                               December 31, 1995          December 31, 1994
                           ------------------------  -------------------------
                            Balance           Rate    Balance           Rate
                           ---------         ------  ---------         ------
Employee passbook rate    $   1,144          5.09%    $  1,459         5.14%
Market rate                  16,324          4.09       23,431         4.15

Certificate accounts:
  2.00% to 3.99%                 --            --          801         3.33
  4.00% to 5.99%             50,464          5.54      193,672         4.55
  6.00% to 7.99%            276,085          6.16      103,847         6.53
                           ---------                  ---------

      Total certificate
        accounts            326,549          6.06      298,320         5.24
                           ---------                  ---------

Brokered deposits            48,443          5.76       46,446         5.03
IRA - Keogh                  49,200          5.97       49,349         5.38
                           ---------                  ---------

                          $ 441,660          5.94     $419,005         5.17
                         ===========       ========  ==========      ========

     Thrift Investment Certificate accounts greater than $100,000 totaled $78,698,000 and $75,789,000 at December 31, 1995 and 1994, respectively.
     Accrued interest payable on deposits at December 31, 1995 and 1994 was $1,293,000 and $864,000, respectively, which is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



     Deposit maturities are summarized as follows at the dates indicated (dollars in thousands):

                                                         December 31
                                              ---------------------------------
                                                 1995                   1994
                                              ----------             ----------
           Maturing in one year              $   250,763                216,302
           Maturing in two years                 121,666                129,305
           Maturing in three years                38,096                 48,453
           Maturing in four years                 12,106                 20,846
           Maturing in five years                 19,029                  4,099
                                              ----------             ----------
                                             $   441,660                419,005
                                              ==========             ==========

     A summary of interest expense by deposit type is summarized in the table below for the periods indicated (dollars in thousands):

                                          Successor               Predecessor
                           -------------------------------------- -----------
                                                        Period       Period
                                                         from         from
                                                        May 1,     January 1,
                            Year ended    Year ended    1993 to      1993 to
                           December 31,  December 31, December 31,  April 30,
                               1995          1994        1993         1993
                           ------------   ---------- ------------   ---------
Employee passbook            $     62             69         42            23
Market rate                       795            872        540           306
Certificates under $100,000    16,667         11,544      5,603         3,735
Certificates over $100,000      1,356          2,239      2,763         1,421
Brokered deposits               3,139          1,769        828           554
IRA - Keogh                     2,816          2,237      1,362           927
                           ------------   ---------- ------------   ---------

                             $ 24,835         18,730     11,138         6,966
                           ============   ========== ============   =========

(7)  Short-Term Borrowings

     At December 31, 1995, the Company had available a $16,000,000 revolving line of credit with the Federal Home Loan Bank of San Francisco which is secured by certain real estate receivables and FHLB stock. There was $1,500,000 outstanding at December 31, 1995, due within 30 days which bears interest at 6.41%.

     At December 31, 1995, the Company had available a $20,000,000 revolving line of credit with a commercial bank which bears interest at the bank's reference rate (8.75% at December 31, 1995). The Company's consumer receivables are the collateral for this line of credit. No amounts were outstanding at December 31, 1995 under this line.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



(8)  Income Taxes

     The provision for income taxes for the following periods consists of (dollars in thousands):

                                         Year ended December 31, 1995
                             ------------------------------------------------
                                Current             Deferred           Total
                             -------------       --------------       -------
     Federal                $        2,734              (175)           2,559
     State                           1,020               (70)             950
                             -------------       --------------       -------

                            $        3,754              (245)           3,509
                             =============       ==============       =======


                                         Year ended December 31, 1994
                             ------------------------------------------------
                                Current             Deferred           Total
                             -------------       --------------       -------

     Federal                $        2,807              (256)           2,551
     State                             935                10              945
                             -------------       --------------       -------

                            $        3,742              (246)           3,496
                             =============       ==============       =======


                                Period from May 1, 1993 to December 31, 1993
                             ------------------------------------------------
                                Current             Deferred           Total
                             -------------       --------------       -------

     Federal                $          564               992            1,556
     State                             147               427              574
                             -------------       --------------       -------

                            $          711             1,419            2,130
                             =============       ==============       =======


                                Period from January 1, 1993 to April 30, 1993
                             ------------------------------------------------
                                Current             Deferred           Total
                             -------------       --------------       -------

     Federal                $          374               817            1,191
     State                             343                81              424
                             -------------       --------------       -------

                            $          717               898            1,615
                             =============       ==============       =======

                                        Year ended                          Year ended               Period from May 1, 1993 to
                                     December 31, 1995                   December 31, 1994             December 31, 1993
                              -----------------------------------   ----------------------------- ---------------------------------
                                                   Percentage of                   Percentage of                     Percentage of
                                  Amount          pretax earnings     Amount      pretax earnings     Amount        pretax earnings
                              --------------    -----------------   ----------  ----------------- -------------  -------------------

Computed "expected" income
 taxes                       $        2,952             35.0%        $  2,933           35.0%        $  1,797            35.0%
Increase in tax resulting
 from:
   State income taxes, net of
   Federal income tax benefit           618              7.3              614            7.4              374             7.3
   Goodwill                              10               .1                9             .1                7              .1
 Other, net                             (71)             (.8)             (60)           (.8)             (48)            (.9)
                              --------------    -----------------   ----------  ----------------- -------------  -------------------


                             $        3,509             41.6%        $  3,496           41.7%        $  2,130            41.5%
                              ==============    =================   ==========  ================= =============  ===================


                                             Period from January 1, 1993 to
                                                     April 30, 1993
                                       ----------------------------------------
                                                                Percentage
                                                                of pretax
                                             Amount              earnings
                                       -----------------   --------------------
     Computed "expected" income taxes      $   1,554               35.0%
     Increase in tax resulting
      from:
       State income taxes, net of
        Federal income tax benefit               276                6.2
       Goodwill                                   --                 --
       Other, net                               (215)              (4.8)
                                       -----------------   --------------------

                                           $   1,615               36.4%
                                       =================   ====================

The following table shows the components of current and deferred tax asset (liability) recorded in the consolidated balance sheets at December 31, 1995 and 1994 (dollars in thousands):

                                         1995                 1994
                                       --------             --------
     Current                           $  278                 (288)
     Deferred                            (534)                (779)
                                       --------             --------

                                       $ (256)              (1,067)
                                       ========             ========

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued




     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below (dollars in thousands):

                                                       1995        1994
                                                      ------      ------
Deferred tax assets:
  Real estate owned                                  $   62          62
  Accrued interest reserve                               68          68
  Retirement plan                                        92         115
  Depreciation                                           58          70
  State income taxes, net of Federal income
    tax benefit                                         383         424
  Mark to market adjustment                           3,539       3,539
  Other                                                  79          29
                                                      ------      ------

       Total gross deferred tax assets                4,281       4,307

  Valuation allowance                                    --          --
                                                      ------      ------
                                                      4,281       4,307
                                                      ------      ------

Deferred tax liabilities:
  Bad debt deductions                                 1,987       1,680
  Prepaid expenses                                      145         204
  FHLB income                                           104          61
  Amortization of market discount                     2,460       3,005
  Real estate owned                                     119         136
                                                      ------      ------

       Total gross deferred tax liabilities           4,815       5,086
                                                      ------      ------

       Net deferred tax liability                    $  534         779
                                                      ======      ======

     No valuation allowance for gross deferred tax assets was necessary at December 31, 1995 or 1994, as management believes such assets are more likely than not to be realized.

(9)  Employee Retirement Benefit Plans

     The Predecessor Company's employees participated in the parent's employee benefit retirement plans. No contributions were made to these plans during the period from January 1, 1993 to April 30, 1993.

     The Company's employees participate in the California Thrift & Loan 401(k) Plan which became effective on June 1, 1993. During the years ended December 31, 1995 and 1994, and the period from May 1, 1993 to December 31, 1993, the Company contributed $271,000, $370,000 and $146,000, respectively, toward this plan.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



     The Company has provided limited postretirement medical benefits for two retired employees. As discussed in note 1, the Predecessor Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" (Statement 106), as of January 1, 1993. Management has decided to amortize the transition obligation required by Statement 106 over a 20-year period using the straight-line method. The effect of adopting Statement 106 is immaterial to the Company's net income or stockholders' equity for the years ended December 31, 1995 and 1994.

     The Company has a Supplemental Executive Retirement Plan (SERP) which is a nonqualified, noncontributory pension plan. The SERP is a defined benefit plan under which the Company pays benefits to certain officers of the Company designated by the Board of Directors equal to (i) the greater of the amount required by Age Discrimination Employment Act (ADEA) Section 12(c), and Equal Employment Opportunity Commission (EEOC) regulations or interpretations, to satisfy the minimum benefit requirement (currently $44,000) under that statute or (ii) the amount required under California Government Code Section 12942(c) (currently $27,000). Such benefits are reduced by the annuitized value of the matching contribution and Company voluntary contribution accounts in the 401(k) plan. The calculation and terms of the benefit are determined as of the date the participating employee reaches 65 years of age and the Board of Directors causes the mandatory retirement of the participating employee. There is no benefit in the case of termination.

     The following table sets forth the SERP's funded status and liabilities accrued in the Company's consolidated balance sheet as of December 31:

                                                        1995           1994
                                                     ----------     ----------
Actuarial present value of benefit obligations:
  Vested accumulated benefits                        $       --            --
  Nonvested benefits                                   (316,640)     (280,277)
                                                     ----------     ----------

             Total accumulated benefits              $ (316,640)     (280,277)
                                                     ==========     ==========

Projected benefit obligation for service rendered    $ (316,640)     (280,277)

Plan assets at fair value                                    --            --
                                                     ----------     ----------

             Projected benefit obligation in
              excess of Plan assets                    (316,640)     (280,277)

Items not yet recognized in earnings:
  Unrecognized prior service cost                       209,268       228,292
  Unrecognized net asset obligation                          --            --
                                                     ----------     ----------

             Accrued pension cost                    $ (107,372)      (51,985)
                                                     ==========     ==========

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued


                                                        1995           1994
                                                     ----------     ----------
Net periodic pension cost includes the following
 components:
   Service cost - benefits earned
    during the period                               $   16,744        15,649
   Interest cost on projected benefit obligation        19,619        17,312
   Actual return on plan assets                             --            --
   Net amortization and deferral                        19,024        19,024
                                                     ----------     ----------

          Net periodic pension cost                 $   55,387        51,985
                                                     ==========     ==========

     A weighted average discount rate of 7% was used in determining the actuarial present value of the projected benefit obligation for 1995. The expected long-term rate of return on assets was 7% for 1995.

     Pursuant to the Agreement and Plan of Merger referred to in note 14, at the earlier of the employees' termination, or January 3, 1997, any amount accrued under the SERP would be used to purchase an annuity contract on behalf of the participant.

(10) Stock Options

     The Company has a 1993 Employee Stock Incentive Plan (Employee Plan) and a Stock Option Plan for Non-Employee Directors (Directors Plan) which provide for the issuance of up to 420,000 shares of the Company's authorized but unissued common stock. The Employee Plan authorizes the issuance to full-time salaried officers and employees of awards consisting of (i) shares of common stock, (ii) an option, warrant, convertible security or stock appreciation right with an exercise or conversion privilege at a price related to the common stock or (iii) any other security or benefit with a value derived from the value of the common stock not to exceed 360,000 shares of common stock. A committee of the Board of Directors (Board) determine all of the terms and conditions of each award granted under the Employee Plan.

     The Directors Plan provides for issuance of up to 60,000 (amended in 1994) options to purchase common stock to nonemployee directors. Each nonemployee director shall automatically be granted at (i) the date of their election to the Board and (ii) upon the fifth anniversary of such election an option to purchase 5,000 shares of common stock at the fair market value at the close of business on the date preceding the grant date. The option shall vest and become exercisable only if the nonemployee director continues to serve until the one-year anniversary of the grant date.

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



     The following is a summary of transactions under the stock option plans described above:

                                  Employee Plan           Directors Plan
                            ------------------------  -------------------------
                            Number of     Range of    Number of    Range of
                             shares    option prices    shares   option prices
                            ---------  -------------  ---------  --------------

Balance, December 31, 1993   291,500    $   11.75        15,000  $11.00 - 11.25

Granted                       27,500    8.50 - 10.85      5,000       12.00
                            ---------                 ---------

Balance, December 31, 1994   319,000    8.50 - 11.75     20,000   11.00 - 12.00

Exercised                      1,200        11.75         5,000       11.00
                            ---------  =============  ---------  ==============

Balance, December 31, 1995   317,800                     15,000
                            =========                 =========


     At December 31, 1995, 113,700 and 15,000 options were exercisable under the Employee and Directors Plans, respectively, with 101,000 and 40,000 shares available for future grants. Pursuant to the Agreement and Plan of Merger referred to in note 14, at the date of acquisition, all options under the 1993 Employee Plan and Directors Plan would vest and would be converted into the right to receive as consideration for cash, the difference between the share price and option price for each share underlying the option. Subsequently, both stock option plans would be terminated.

(11) Commitments and Contingencies

     The Company occupies its administrative and branch office premises under lease arrangements. At December 31, 1995, the Company was obligated under various noncancelable operating leases for the minimum rental commitments as shown below:

                       1996           $     977,783
                       1997                 818,450
                       1998                 616,704
                       1999                 411,964
                       2000                 133,922
                       Thereafter            84,084
                                       --------------
                                      $   3,042,907
                                       ==============

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

     Notes to Consolidated and Combined Financial Statements, Continued



     It is expected that, in the normal course of business, leases that expire will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amounts shown. The Company recorded rent of approximately $1,200,000, $1,022,000, $637,000 and $308,000 for the years ended December 31, 1995 and
     1994, the period from May 1, 1993 to December 31, 1993, and the period from January 1, 1993 to April 30, 1993.

     The Company is involved in litigation arising in the normal course of business. It is the opinion of management, based on the opinion of counsel, that the disposition of such actions will not materially affect the Company.

(12) Regulatory Matters

     CalThrift is required to have minimum Tier 1 and total capital ratios of 4% and 8%, respectively, at December 31, 1995. CalThrift's actual ratios at December 31, 1995 were in excess of these minimum requirements.

     CalThrift is subject to various restrictions on its ability to pay cash dividends. Certain limitations are imposed by the California Industrial Loan Law. Additional restrictions are imposed by the FDIC. The FDIC has advised insured institutions that the payment of cash dividends in excess of current earnings from operations is inappropriate.

(13) Parent Company Only Condensed Financial Statements

     The following condensed financial information represents the balance sheet of CTL Credit, Inc., parent company only, as of December 31, 1995, 1994 and 1993 and the related statements of income and cash flows for the years ended December 31, 1995 and 1994 and the period from May 1, 1993 to December 31, 1993 (dollars in thousands):

           Condensed Balance Sheets               1995        1994      1993
- --------------------------------------------    --------    --------  --------
Assets:
  Cash                                         $   3,884         484       272
  Investment in California Thrift & Loan          43,354      41,508    36,823
  Other assets                                       237         323       324
                                                --------     --------  --------
          Total assets                         $  47,475      42,315    37,419
                                                =========    ========  ========

Liabilities and stockholders' equity:
  Liabilities                                  $     181          15         4
  Common stock, $.01 par value                        35          35        35
  Additional paid-in capital                      34,444      34,375    34,375
  Retained earnings                               12,815       7,890     3,005
                                                --------     --------  --------

           Total liabilities and
            stockholders' equity               $  47,475      42,315    37,419
                                                =========    ========  ========

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

    Notes to Consolidated and Combined Financial Statements, Continued


                                                                   Period from
                                        Year ended December 31    May 1, 1993 to
                                        -----------------------     December 31,
     Condensed Statements of Income        1995          1994           1993
- --------------------------------------  ---------      --------       --------
Dividend income from California
 Thrift & Loan                          $   3,720           690            900
Other income                                   12             7             --
Operating expenses                          1,108           844            445
                                        ---------      --------       --------

         Income (loss) before income
           taxes and equity
           in undistributed net income
           of California
           Thrift & Loan                    2,624          (147)           455

Income (tax) benefit                          454           348           (194)
                                        ---------      --------       --------

         Income before equity in
           undistributed net
           income of California
           Thrift & Loan                    3,078           201            261

Equity in undistributed net income of
 California Thrift & Loan                   1,847         4,684          2,744
                                        ---------      --------       --------

         Net income                     $   4,925         4,885          3,005
                                        =========      ========       ========

                                                                   Period from
                                        Year ended December 31    May 1, 1993 to
                                        -----------------------     December 31,
  Condensed Statements of Cash Flows       1995          1994           1993
- --------------------------------------  ---------      --------       --------
Cash flows from operating activities:
  Net income                            $   4,925         4,885          3,005
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
      Equity in undistributed income
        of California Thrift & Loan        (1,847)       (4,684)        (2,744)
      Other                                    --            --             85
                                        ---------      --------       --------

               Net cash provided by
                 operating activities       3,078           201            346
                                        ---------      --------       --------

                               CTL CREDIT, INC.
                                AND SUBSIDIARY

    Notes to Consolidated and Combined Financial Statements, Continued


                                                                   Period from
                                        Year ended December 31    May 1, 1993 to
  Condensed Statements of Cash Flows,   -----------------------     December 31,
              Continued                    1995          1994           1993
- --------------------------------------  ---------      --------       --------


Cash flows from investing activities:
  Purchase of California
    Thrift & Loan stock                 $      --            --        (30,756)
  Capital contributed to California
    Thrift & Loan                              --            --         (3,700)
  Other                                       253            11            (28)
                                        ---------      --------       --------

              Net cash provided by
                (used in) investing
                activities                    253            11        (34,484)
                                        ---------      --------       --------

Cash flows from financing activities:
  Proceeds from sale of common stock           --            --         34,410
  Proceeds from exercise of
    stock options                              69            --             --
                                        ---------      --------       --------

              Net cash provided by
                financing activities           69            --         34,410
                                        ---------      --------       --------

              Net increase in cash and
                cash equivalents            3,400           212            272

Cash and cash equivalents at
 beginning of year                            484           272             --
                                        ---------      --------       --------

Cash and cash equivalents at
 end of year                            $   3,884           484            272
                                        =========      ========       ========


(14) Subsequent Event

     On February 5, 1996, the Company entered into an Agreement and Plan of Merger (the Agreement) with Bay View Capital Corporation (BVCC) and its subsidiary, Bay View Sub Corp. Subject to the satisfaction or waiver of certain conditions, including governmental approvals and the approval of the Company's stockholders, the Agreement contemplates that Bay View Sub Corp. will be merged with and into the Company, and the Company will become a wholly owned subsidiary of BVCC. The Agreement provides that the Company's stockholders will receive $18 per share, without interest, for each share of the Company's common stock owned by them at the effective time of the transaction, for an aggregate consideration of approximately $64.2 million in cash. The transaction is expected to close on approximately June 30, 1996. The Company has set May 17, 1996 as the date for a special meeting of stockholders to vote on the Agreement, and will be sending a proxy statement to all stockholders as of the record date for the meeting. The Company has postponed its 1996 annual meeting in view of the pending transaction contemplated by the Agreement. The Agreement includes typical covenants prohibiting the Company from making material changes in its operations without the prior approval of BVCC.



                               CTL CREDIT, INC.
                          Consolidated Balance Sheets (Unaudited)

Dollars in thousands                                         March 31, 1996       December 31, 1995
- -----------------------------------                     ----------------------  --------------------
Cash and cash equivalents                               $                 662   $            4,120

Investment securities (market value $21,412 at
 March 31, 1996 and $17,795 at December 31, 1995)                      21,428               17,757
FHLB stock                                                              1,856                1,507

Receivables and contracts                                             508,545              503,270
Deductions:
 Unearned finance charges and loan fees                                26,689               28,599
 Allowance for doubtful receivables                                     8,421                8,371
                                                        ---------------------   ------------------
  Net receivables and contracts                                       473,435              466,300
                                                        ---------------------   ------------------
Accrued interest receivable                                             2,315                2,308
Goodwill                                                                  346                  353
Premises and equipment, net                                             4,581                4,692
Real estate owned                                                       2,128                2,488
Other assets acquired in settlement of receivables                        649                  536
Other assets                                                              581                  734
                                                        ---------------------   ------------------
Total assets                                            $             507,981   $          500,795
                                                        =====================   ==================

Thrift certificates payable                             $             449,517    $         441,660
Short-term borrowings                                                   1,500                1,500
Due to bank                                                             4,440                5,904
Accounts payable and accrued expenses                                   2,898                3,843
Federal and state taxes payable                                           820                  256
Other liabilities                                                         316                  338
                                                        ---------------------    -----------------
Total liabilities                                                     459,491              453,501
                                                        ---------------------    -----------------
Stockholders' equity:
  Preferred stock, $.01 par value. Authorized 1,000,000
   shares; none outstanding                                                 -                    -
  Common stock, $.01 par value. Authorized 7,000,000
   shares; issued and outstanding 3,456,700
   shares in 1996 and 3,456,200 in 1995                                    35                   35
  Additional paid-in capital                                           34,450               34,444
  Retained earnings                                                    14,005               12,815
                                                        ---------------------    -----------------
Total stockholders' equity                                             48,490               47,294
                                                        ---------------------    -----------------
Total liabilities and stockholders' equity              $             507,981    $         500,795
                                                        =====================    =================

See accompanying notes to unaudited financial statements

                               CTL CREDIT, INC.
                          Consolidated Statements of
                              Income (Unaudited)


                                     Three months ended    Three months ended
Dollars in thousands                   March 31, 1996       March 31, 1995
- ---------------------------------   --------------------- ---------------------
Interest income                     $             13,849  $             13,728

Interest expense                                   5,789                 5,803
                                    --------------------- ---------------------
Net interest income before
 provision for doubtful receivables                8,060                 7,925

Provision for doubtful receivables                 1,477                 1,107
                                    --------------------- ---------------------
Net interest income after
 provision for doubtful receivables                6,583                 6,818
                                    --------------------- ---------------------
Other operating income:

  Servicing income                                   102                   234

  Other income                                       533                   515
                                    --------------------- ---------------------
  Total other operating income                       635                   749
                                    --------------------- ---------------------
Operating expenses:

  Salaries and employee benefits                   3,017                 3,319

  Other operating expenses                         2,164                 2,514
                                    --------------------- ---------------------
  Total operating expense                          5,181                 5,833
                                    --------------------- ---------------------
Income before income taxes                         2,037                 1,734

Provision for income taxes                           847                   722
                                    --------------------- ---------------------
Net income                          $              1,190  $              1,012
                                    ===================== =====================
Net income per share                $               0.34  $               0.29
                                    ===================== =====================
Weighted average number of shares              3,456,475             3,450,000
                                    ===================== =====================

See accompanying notes to unaudited financial statements


                               CTL CREDIT, INC.
               Consolidated Statements of Cash Flows (Unaudited)

                                       Three months ended   Three months ended
Dollars in thousands                     March 31, 1996       March 31, 1995
- -----------------------------------  --------------------- ---------------------
Cash flows from operating
activities:

 Net income                          $              1,190  $             1,012

 Adjustments to reconcile
 net income to net cash provided
 by operating activities:

  Provision for doubtful
  receivables                                       1,477                1,107

  Depreciation and amortization                       220                  259

  Loss on sale or write-down of
  real estate owned                                   159                   20

  Other                                                 -                    -

  Net increase in other assets                       (133)                  (5)

  Net increase (decrease) in
  other liabilities                                  (896)                 366

  Increase in federal and state
  income taxes payable                                564                  380
                                     --------------------- --------------------
  Net cash provided by operating
  activities                                        2,581                3,139
                                     --------------------- --------------------
Cash flows from investing
activities:

  Net increase in receivables
  and contracts                                    (8,977)              (9,988)

  Investment securities purchased                 (12,284)              (5,122)

  Proceeds from maturities of
  investment securities                             8,900                5,200

  Proceeds from sale of securities
  held for sale                                         -                1,000

  Purchase of FHLB stock                             (349)                 (38)

  Proceeds from sale of real                          566                  373
  estate owned

  Payments of senior liens on real
  estate owned                                        (72)                 (14)

  Other increase                                     (222)                (371)
                                     --------------------- --------------------
   Net cash used in investing
   activities:                                    (12,438)              (8,960)
                                     --------------------- --------------------
Cash flows from financing activities:

  Net increase in thrift
  certificates payable                              7,857               27,975

  Decrease in short-term
  borrowings and due bank                          (1,464)             (15,644)

  Sales of Common Stock                                 6                    -
                                     --------------------- --------------------
   Net cash provided by
   financing activities                             6,399               12,331
                                     --------------------- --------------------
Increase (decrease) in cash                        (3,458)               6,510

Cash at beginning of period                         4,120                2,158
                                     --------------------- --------------------
Cash at end of period                $                662  $             8,668
                                     ===================== ====================

See accompanying notes to unaudited financial statements

                             CTL CREDIT, INC.
            Notes to Consolidated Financial Statements (Unaudited)

(1) Acquisition of California Thrift & Loan

     On April 30, 1993, all of the issued and outstanding stock of CalThrift, a wholly owned subsidiary of CalFed Bank, was acquired by CTLI for a cash purchase price of approximately $30,756,000. The purchase price was accounted for under the purchase method of accounting, and accordingly, assets and liabilities were adjusted to and recorded at their estimated fair values as of the date of acquisition.

     Summarized below are the assets and liabilities recorded at fair values at the date of acquisition:

                                  Value of assets       Premiums or
                                  acquired and          discounts at date of
Dollars in thousands              liabilities assumed   acquisition
- -----------------------------------------------------------------------------
Assets:
 Cash and cash equivalents      $                3,532  $      -
 Investment securities                          15,830                      4
 Receivables and contracts,
  net of allowance                             381,077                  7,792
 Premises and equipment                          5,054                      -
 Federal and state
  taxes receivable                               2,643                      -
 Excess purchase price
  over fair value of net
  assets acquired                                  428                      -
 Other assets                                    5,615                    433
                                ---------------------------------------------
Total assets                                  $414,179                 $8,229
                                =============================================
Liabilities:
  Thrift certificates
   payable                                    $380,019                 $8,229
  Other liabilities                              3,404                      -
                                ---------------------------------------------
Total liabilities                             $383,423                 $8,229
                                =============================================

Purchase price and other
 acquisition costs              $               30,756
                                ======================

2) Financial Statement Presentation and Consolidation

     The consolidated financial statements include, after intercompany eliminations, all subsidiary accounts. All adjustments which, in the opinion of management, are necessary for a fair presentation have been reflected. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 1995.

3) Supplemental Cash Flow Information

     During the three month period ended March 31, 1996, the Company paid $284,000 in income taxes and $7,301,000 in interest expense. During the three month period ended March 31, 1995, the Company paid $342,000 in income taxes and $5,850,000 in interest expense.

4) Receivables, Contracts and the Allowance for Doubtful Receivables

Receivables and contracts, net of unearned finance charges and unearned loan fees, are comprised of the following:



Dollars in thousands                         March 31, 1996    December 31, 1995
                                              (Unaudited)           (Audited)
- -------------------------------------------------------------------------------
Motor vehicle loans                       $           276,679   $      266,106
Real estate loans                                     111,272          110,566
Commercial equipment leases                            67,592           70,233
Other installment loans                                18,381           19,608
Direct loans                                            7,932            8,158
                                          ------------------------------------
Total receivables and contracts           $           481,856   $      474,671
                                          ====================================

Transactions in the allowance for doubtful receivables were as follows:




                                          Three months ended  Three months ended
                                             March 31, 1996    March 31, 1995
                                              (Unaudited)       (Unaudited)

Dollars in thousands
- -------------------------------------------------------------------------------
Balance, beginning of
 period                                                 8,371            8,318
Provision for doubtful receivables                      1,477            1,107

Receivables charged off                                 1,698            1,409
Recoveries on accounts charged off                        271              219
                                             ---------------------------------
   Net charge-offs                                      1,427            1,190
                                             ---------------------------------
Balance, end of period                       $          8,421   $        8,235
                                             =================================

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BAY VIEW CAPITAL CORPORATION

Date: August 23, 1996                         By: /s/ David A. Heaberlin
     ---------------------------                  -------------------------
                                                  David A. Heaberlin
                                                  Executive Vice President and
                                                   Chief Financial Officer

                                 EXHIBIT INDEX

  Exhibit
  Number                         Description
  -------                        -----------
     2               Agreement and Plan of Merger, dated
                     as of February 5, 1996, by and among
                     Bay View, BV Sub Corp., CTLI and
                     California Thrift & Loan
                     (incorporated by reference to
                     Exhibit 2(b) to CTLI's Current
                     Report on Form 8-K filed with the
                     Securities and Exchange Commission
                     on February 8, 1996 (Commission File
                     No. 1-470))

    99               Press release of Bay View, dated
                     June 19, 1996*

- ---------
* Previously Filed.